EXHIBIT B

SCHEDULE 13D

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A common shares of XP Inc. and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on December 23, 2021.

XP Control LLC

By:	/s/ Fabricio Cunha de Almeida
	Name:	Fabricio Cunha de Almeida
	Title:	Manager

By:	/s/ Bernardo Amaral Botelho
	Name:	Bernardo Amaral Botelho
	Title:	Manager

XP Controle Participações S.A.

By:	/s/ Fabricio Cunha de Almeida
	Name:	Fabricio Cunha de Almeida
	Title:	Officer

By:	/s/ Bernardo Amaral Botelho
	Name:	Bernardo Amaral Botelho
	Title:	Officer